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                                                                       Exhibit 5

                     (Appleby Spurling & Kempe Letterhead)


                                                9 November 2000

Tyco International Ltd.
The Zurich Centre, Second Floor
90 Pitts Bay Road
Pembroke HM 08
Bermuda

Dear Sirs

Registration Statement on Form S-3
-----------------------------------

We have acted as attorneys in Bermuda to Tyco International Ltd. (the "Company"), a Bermuda limited liability company, in connection with its filing with the United States Securities and Exchange Commission of a Registration
Statement on Form S-3, File No. 333-     , (the "Registration Statement"), with
respect to the issue of 2,180,010 common shares of the Company, US$0.20 par value per share (the "Shares"). The Shares were issued to Tyco Acquisition Corp. IX (NV) ("Tyco Acquisition") for delivery to the selling shareholders named in the Registration Statement (the "Selling Shareholders") in connection with the merger of CIGI Investment Group Inc. ("CIGI") with Tyco Acquisition a wholly-owned subsidiary of the Company, pursuant to the agreement and plan of merger dated as of 22 September 2000 among Tyco Acquisition, CIGI and certain shareholders of CIGI (the "Merger Agreement").

For the purposes of this opinion we have examined and relied upon the documents listed which, in some cases, are also defined in the Schedule to this opinion, (the "Documents").

Assumptions
-----------

In stating our opinion we have assumed:

(a) The authenticity, accuracy and completeness of all Documents submitted to us as originals and the conformity to authentic original Documents of all Documents submitted to us as certified, conformed, notarised or photostatic copies.

(b) The genuineness of all signatures on the Documents.

(c) The authority, capacity and power of each of the persons signing the Documents which we have reviewed (other than the Directors or Officers of the Company).
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Tyco International Ltd.                -2-                       9 November 2000


(d) That any factual statements made in any of the Documents are true, accurate and complete.

(e) That the records which were the subject of the Company Search were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Company Search been materially altered.

(f) That the records which were the subject of the Litigation Search were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Litigation Search been materially altered.

(g) That the Merger Agreement consitutes legal, valid and binding obligations of each of the parties thereto, enforceable in accordance with its terms, under the laws of the State of New York by which it is expressed to be governed.

Opinion
-------

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:

(1) The Company is an exempted company incorporated with limited liability and existing under the laws of Bermuda. The Company possesses the capacity to sue and be sued in its own name and is in good standing under the laws of Bermuda.

(2) All necessary corporate action required to be taken by the Company in connection with the issue by the Company of the Shares pursuant to Bermuda law has been taken by or on behalf of the Company, and all necessary approvals of governmental authorities in Bermuda have been duly obtained for the issue by the Company of the Shares.

(3) The Shares issued to Tyco Acquisition for delivery to the Selling Shareholders were validly issued and fully paid and are non-assessable shares in the capital of the Company.

(4) The acquisition of the Shares by the Selling Shareholders pursuant to the Merger Agreement does not breach or conflict with and does not constitute a default or violation of any of the terms or provisions of the Company's Constitutional Documents.

(5) There are no taxes, duties or other charges payable to or chargeable by the Government of Bermuda, or any authority or agency thereof in respect of the issue of the Shares.
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Tyco International Ltd.                -3-                       9 November 2000


Reservations
------------

We have the following reservations:

(a) We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the courts of Bermuda at the date hereof.

(b) In paragraph (1) above, the term "good standing" means only that the Company has received a Certificate of Compliance from the Registrar of Companies in Hamilton Bermuda which confirms that the Company has neither failed to make any filing with any Bermuda governmental authority nor to pay any Bermuda government fee or tax, which might make it liable to be struck off the Registrar of Companies and thereby cease to exist under the laws of Bermuda.

(c) Any reference in this opinion to shares being "non-assessable" shall mean, in relation to fully paid shares of the Company and subject to any contrary provision in any agreement in writing between such company and the holder of such shares, that no shareholder shall be bound by an alteration to the Memorandum of Association or Bye-laws of the Company after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, the Company.

(d) Searches of the Register of Companies at the office of the Registrar of Companies and of the Supreme Court Causes Book at the Registry of the Supreme Court are not conclusive and it should be noted that the Register of Companies and the Supreme Court Causes Book do not reveal:

     (i) details of matters which have been lodged for filing or registration which as a matter of general practice of the Registrar of Companies would have or should have been disclosed on the public file but have not actually been registered or to the extent that they have been registered have not been disclosed or do not appear in the public records at the date and time the search is concluded; or

     (ii) details of matters which should have been lodged for registration but have not been lodged for registration at the date the search is concluded.

(e) In order to issue this opinion we have carried out the Company Search as referred to in the Schedule to this opinion and have not enquired as to whether there has been any change since the date of such search.
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Tyco International Ltd.                -4-                       9 November 2000


(f) In order to issue this opinion we have carried out the Litigation Search as referred to in the Schedule to this opinion and have not enquired as to whether there has been any change since the date of such search.

(g) We have relied upon statements and representations made to us in the Officer's Certificate referred to in the Schedule provided to us by an authorised officer of the Company for the purposes of this opinion. We have made no independent verification of the matters referred to in the certificate, and we qualify this opinion to the extent that the statements or representations made in the certificate are not accurate in any respect.

(h) Where an obligation is to be performed in a jurisdiction other than Bermuda, the courts of Bermuda may refuse to enforce it to the extent that such performance would be illegal under the laws of, or contrary to public policy of, such other jurisdiction.

Disclosure
----------

This opinion is addressed to you in connection with the filing by the Company of the Registration Statement with the Securities and Exchange Commission. We consent to the inclusion of this opinion as Exhibit 5 to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included as part of the Registration Statement.

This opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable law or the existing facts or circumstances should change.

This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.

Yours faithfully



/s/  Appleby Spurling & Kempe
-----------------------------
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Tyco International Ltd.                -5-                       9 November 2000


                                    SCHEDULE
                                    --------


1.  A copy of the Merger Agreement.

2.  A copy of the Registration Statement

3. Certified copies of the Certificate of Incorporation, Memorandum of Association and Bye-Laws of the Company (collectively referred to as the "Constitutional Documents").

4. A copy of the permissions dated 20 April 1999, 29 April 1999 and 11 June 1999 given by the Bermuda Monetary Authority under the Exchange Control Act 1972 and related regulations for the issue of Common Shares of the Company.

5. An officer's certificate dated 9 November 2000 issued by Byron S. Kalogerou, Vice President and Assistant Secretary of the Company in respect of resolutions adopted by the board of directors of the Company on 21 October 1998 and 3 October 2000, and certain factual matters relating to the Company and the Registration Statement.

6. The entries and filings shown in respect of the Company on the file of the Company maintained in the Register of Companies at office of the Registrar of Companies in Hamilton, Bermuda, as revealed by a search on 8 November 2000 (the "Company Search").

7. The entries and filings shown in the Supreme Court Causes Book maintained at the Registry of the Supreme Court in Hamilton, Bermuda, as revealed by a search on 8 November 2000 in respect of the Company (the "Litigation Search").

8. A certificate of compliance dated 20 October 2000 issued by the Ministry of Finance of Bermuda in respect of the Company.